029 08

NL

NEXXUS LIGHTING, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 65338E 10 5

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF

NEXXUS LIGHTING, INC.

CERTIFICATE OF STOCK

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

NEXXUS LIGHTING, INC.
CORPORATE
SEAL
1993
DELAWARE

PRESIDENT

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, NY)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY